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                                                                   EXHIBIT 10.28

                           AMENDMENT NO. 2 AND WAIVER


                                                   Dated as of November 30, 2000


To the banks, financial institutions and other institutional lenders
   (collectively, the "BANKS") party to the Credit Agreement referred to below, to Citicorp USA, Inc. as administrative agent for the Banks and as the Swing Line Bank, and to Bank of America, N.A., as documentation agent

Ladies and Gentlemen:

         We refer to the Fourth Amended and Restated Revolving Credit Agreement dated as of August 25, 2000 (as amended by Amendment No. 1 to the Fourth Amended and Restated Credit Agreement dated September 29, 2000 the "CREDIT AGREEMENT") among the undersigned and you. Capitalized terms not otherwise defined in this Amendment No. 2 and Waiver have the same meanings as specified in the Credit Agreement.

         The Borrower has requested that, on the terms and conditions set forth herein, the Majority Banks agree to amend the Credit Agreement as provided herein and to waive defaults as provided herein, and the parties hereto have agreed to so amend the Credit Agreement and to waive such defaults, effective as of the effective date of this Amendment No. 2 and Waiver. It is hereby agreed by you and us as follows:

         (a) The Credit Agreement is, effective as of the effective date of this Amendment No. 2 and Waiver, hereby amended as follows:

         (1) The definition of "Corporate Cash Flow Expenditures" is amended in full to read as follows:

             "'Corporate Cash Flow Expenditures' means the sum of (i) Net Income of the Borrower on an unconsolidated basis (whether positive or negative), less
(ii) Capital Expenditures, plus (iii) depreciation and amortization expense, plus (iv) income tax expense, plus (v) interest expense, plus (vi) employee severance expense, plus (vii) professional fee expense of the Agent's advisors, plus (viii) loan fee expense in connection with the execution of this Agreement, plus (ix) any monthly decrease in, or minus any monthly increase in, working capital (excluding the changes in working capital related to items (iv) through (viii)), provided that the amounts referred to in subclauses (iii) through
(viii) hereof shall be included in the calculation of 'Corporate Cash Flow Expenditures' only to the extent such amounts are included in determining Net Income as provided in subclause (i) hereof."

         (2) Section 6.02(f) is amended in full to read as follows:

"(f) Advances to NAMM Subsidiaries. Make, or permit any Subsidiary, other than a NAMM Subsidiary, to make, with respect to any NAMM Subsidiary (A) any loan, advance, payment or investment of any type or form in an aggregate amount in excess of $2,000,000 during the period from November 1, 2000 through March 14, 2001, as determined from the Borrower's daily cash management account activity reports; provided, that (B) for purposes of this covenant, the stated amount of any Supplemental Letters of Credit issued for the direct or indirect benefit or any NAMM Subsidiary will be

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deemed an investment in the month such Supplemental Letter of Credit is issued and (C) any cash paid by a NAMM Subsidiary to the Borrower or any Subsidiary other than a NAMM Subsidiary may be re-advanced to a NAMM Subsidiary without being subject to this limitation."

         (3) Section 6.02(g) is amended to delete the number "$1,600,000" therein and replace such number with the number "$0".

         (4) Section 6.02(i) is amended in full to read as follows:

"(i) Limitations on Sales of Assets. (A) Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any asset listed on the Anticipated Sales Proceeds Certificate delivered on or prior to the Closing Date if (i) the Net Cash Proceeds from the sale, lease, transfer or disposition of such asset is less than 75% of the Anticipated Sales Proceeds for such assets as set forth on such Certificate and (ii) such deficiency is greater than $1,000,000 or (B) sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or dispose of, any of the promissory notes listed on Annex J, any of the assets listed on Annex K or any other assets not otherwise referred to in this subsection for which the Net Cash Proceeds are greater than $1,000,000, in each case in this subclause (B) without providing prior notice to the Lenders and reasonable opportunity for the Lenders to review and discuss with the Borrower the proposed transaction, provided, that at any time the Borrower or any of its Subsidiaries shall not sell, transfer or otherwise dispose of less than all of its interest in any of its Subsidiaries; and provided, further, that at any time the Borrower or any of its Subsidiaries shall not sell, transfer or otherwise dispose of assets if in connection with any such transaction any consideration is received, directly or indirectly, by any officer or director, or former officer or director of the Borrower or of any Subsidiary and provided, further, that any notes received as part of the consideration in a sale or other disposition of assets permitted hereunder shall be secured by such assets (to the extent such assets do not secure the financing by the respective purchaser of such assets) and such notes shall be pledged by the respective owner thereof to the Collateral Agent."

         (5) The third parenthetical in Section 6.02(k) is amended in full to read as follows:

"(other than for scheduled payments of principal and interest due on the date of payment thereof (after giving effect to all applicable grace periods which permit the payor to delay payment thereof without penalty), if such payment is permitted to be made pursuant to the terms of the documents evidencing or governing the applicable Debt or the Zero Coupon Convertible Subordinated Notes)".

         (6) Section 6.02 is amended to add the following subsection (u) at the end thereof:

         "(u) Advances to Desert Valley Medical Group. Make, or permit any Subsidiary to make, with respect to Desert Valley Medical Group, any loan, advance, payment or investment of any type of form in an aggregate amount in excess of $2,000,000 during the period from November 1, 2000 through March 14, 2001, as determined from the Borrower's daily cash management account activity reports, provided, that such loan, advance, payment or investment shall not be subject to the limitations in Section 6.02(j)."

         (7) Section 6.03 to the Credit Agreement is amended in its entirety to read as follows:

         "SECTION 6.03. Financial Covenants. So long as any Note shall remain unpaid, any Letter of Credit shall remain outstanding, any amount shall remain due hereunder, or any Banks shall have any Commitment hereunder, the Borrower will, unless the Majority Banks otherwise consent in

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writing, not make Capital Expenditures, including Capital Leases but exclusive of the acquisition of the Additional Parcels, in an aggregate amount in excess of $1,200,000 during the term of this Agreement."

         (8) Section 6.04 is amended by deleting the word "and" at the end of subsection (s) thereof, deleting the period at the end of subsection (t) thereof and replacing it with the word "; and" and by adding the following subsection
(u) at the end thereof:

"(u) as soon as available and in any event within 5 Business Days after the end of each calendar month, the Borrower's cash management reports for the Desert Valley Medical Group and for NAMM Subsidiaries, certified by the Borrower's chief financial officer, together with a schedule, in form satisfactory to the Agent, of the computations used by the Borrower in determining compliance with the covenants in Section 6.02(f) and 6.02(u) and a certificate from the Borrower's chief financial officer stating that no Event of Default has occurred and is continuing."

         (9) Section 7.01 is amended by (i) adding the word "or" at the end of subsection (n) thereof, (ii) deleting the word "or" from the end of subsection
(o) thereof and (iii) deleting subsection (p) thereof in its entirety.

         (10) Annex E to the Credit Agreement is hereby replaced with Exhibit A hereto.

         (11) Annex G to the Credit Agreement is hereby replaced with Exhibit B hereto.

         (12) Annex J is added to the Credit Agreement in the form of Exhibit C hereto.

         (13) Annex K is added to the Credit Agreement in the form of Exhibit D hereto.

         (b) The Required Lenders hereby permanently waive, effective as of the effective date of this Amendment No. 2 and Waiver, any Event of Default arising under Section 7.01(e) as a result of the Kentucky state receivership proceeding instituted on November 8, 2000 against Advantage Care, Inc. and any Event of Default under 7.01(p) as a result of the Net Cash Flow Expenditures/Receipts in respect of Clinic Subsidiaries in September 2000 being less than $0."

         This Amendment No. 2 and Waiver shall become effective as of the date first above written when, and only when, (i) the Agent shall have received by 5:00 pm (New York City time) on November 30, 2000, counterparts of this Amendment No. 2 and Waiver executed by the undersigned and the Majority Banks or, as to any of the Banks, advice satisfactory to the Agent that such Bank has executed this Amendment No. 2 and Waiver, (ii) the consent attached hereto executed by each Guarantor and (iii) the Borrower shall have paid by such date all amounts due and payable under Section 9.04 of the Credit Agreement. This Amendment No. 2 and Waiver is subject to the provisions of Section 9.01 of the Credit Agreement.

         On and after the effectiveness of this Amendment No. 2 and Waiver, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment No. 2 and Waiver.

         The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment No. 2 and Waiver, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment No. 2

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and Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

         If you agree to the terms and provisions hereof, please evidence such agreement by executing and telecopying one signature page to Susan McManigal at Citibank, N.A. (Telecopier No. (212) 793-0642) and returning at least three counterparts of this Amendment No. 2 and Waiver to Patience Crowder at Shearman & Sterling, 555 California Street, San Francisco, CA 94104 (Telecopier No. (415) 616-1199).

         This Amendment No. 2 and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 2 and Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment No. 2 and Waiver. This Amendment No. 2 and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

                                              Very truly yours,

                                              PHYCOR, INC.


                                              By /s/ Tarpley B. Jones
                                                 -------------------------
                                                 Name: Tarpley B. Jones
                                                 Title: Chief Financial Officer

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Agreed as of the date first above written:


CITIBANK, N.A.,
      as Issuing Bank

By: /s/ Susan McManigal
   -------------------------------
     Title: Vice President


CITICORP USA, INC.
      as Agent, as Swing Line Bank and as Bank

By: /s/ Susan McManigal
   -------------------------------
     Title: Attorney-In-Fact


AMSOUTH BANK, successor in interest by merger to, FIRST AMERICAN NATIONAL BANK

By: /s/ Robert I. Hart
   -------------------------------
     Title: Senior Vice President


BANK OF AMERICA, N.A.

By: /s/
   ---------------------------
     Title: Managing Director


BANKERS TRUST COMPANY

By: /s/ Barbara Eppolito
   -------------------------
     Title: Vice President


By: /s/ Ryan Zanin
   -------------------------
     Title: Managing Director


THE BANK OF NOVA SCOTIA, Atlanta Agency

By:
   -------------------------
     Title:



CREDIT LYONNAIS NEW YORK BRANCH

By: /s/
   ------------------------------------
     Title: Vice President







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BANK ONE, NA (f/k/a THE FIRST NATIONAL BANK OF CHICAGO)

By: /s/
   -------------------------------------
    Title: First Vice President


FIRST UNION NATIONAL BANK

By:
   -------------------------------------
     Title:


FLEET NATIONAL BANK

By: /s/
   -------------------------------------
     Title: Senior Vice President


MELLON BANK, N.A.

By: /s/ Colleen McCullum
   -------------------------------------
     Title: Vice President


COOPERATIEVE CENTRALE RAIFFEISEN
BOERENLEENBANK B.A., "RABOBANK NEDERLAND",
NEW YORK BRANCH

By:
   ---------------------------------------------
     Title:

By:
   ---------------------------------------------
     Title:


THE SUMITOMO BANK, LIMITED

By: /s/
   ----------------------------
     Title: Senior Vice President


SUNTRUST BANK

By:
   -------------------------
     Title:


TORONTO DOMINION (TEXAS), INC.

By:
   -------------------------------
     Title:


WACHOVIA BANK

By:
   ---------------------------
     Title:




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